UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) September 21, 2007

THE TJX COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-4908	04-2207613

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
770 Cochituate Road, Framingham, MA 01701

(Address of Principal Executive Offices) (Zip Code)
(508) 390-1000

Registrant’s Telephone Number (Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EX-10.1 Settlement Agreement dated September 21, 2007
EX-99.1 Press Release of The TJX Companies, Inc. dated September 21, 2007 with respect to the Settlement Agreement

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On September 21, 2007, The TJX Companies, Inc. (“TJX”) and Fifth Third Bancorp entered into a settlement agreement (the “Settlement Agreement”) with class action representatives to settle the putative class action entitled In Re TJX Companies Retail Security Breach Litigation, Civil Action No. 07-10162 (Lead Case), MDL Docket No. 1838 (the “Action”) on behalf of customers in the United States, Puerto Rico and Canada seeking recovery of alleged damages related to the intrusion or intrusions (collectively, the “Intrusion”) into TJX’s computer system. The Settlement Agreement resolves all actions and proceedings that were or could have been asserted against TJX, Fifth Third Bancorp and each of their respective subsidiaries in relation to the Intrusion on behalf of the putative class as provided in the Settlement Agreement. While TJX denies the claims and allegations underlying the Action, TJX has concluded that further conduct of the Action would be protracted and expensive and therefore that it is desirable and beneficial that the Action be settled.
     Under the Settlement Agreement, the settlement class includes all persons and entities in the United States (including the District of Columbia), Puerto Rico or Canada who shopped at TJX stores in the United States, Puerto Rico or Canada (other than Bob’s Stores), made a purchase or return, have had or allege having had personal or financial data stolen or placed at risk of being stolen from TJX’s computer system, and who were or may have been damaged thereby or who allege damage therefrom. Excluded from the definition of settlement class are TJX, Fifth Third Bancorp, and their respective officers and directors, and those Persons who timely and validly request exclusion from the settlement class.
     The terms of the Settlement Agreement, which is subject to conditions including final Court approval, include the following provisions described more fully in the Settlement Agreement:
     1. TJX will make available to the approximately 455,000 customers who returned merchandise to a TJX store without receipts and who were sent letters from TJX stating that TJX had specifically identified that their names, addresses and drivers’ license or military, state or tax identification numbers were believed to have been stolen in the Intrusion (“Unreceipted Return Customers”) three years of credit monitoring and identity theft insurance (two years in the case of such Unreceipted Return Customers who had previously accepted TJX’s credit monitoring and identity theft insurance offer). The cost to provide the credit monitoring and identity theft insurance will be paid for by TJX.
     2. TJX will reimburse Unreceipted Return Customers for the documented actual replacement cost of drivers’ licenses replaced between January 17, 2007 and June 30, 2007, other than in the ordinary course.
     3. TJX will reimburse each Unreceipted Return Customer whose social security number is the same as his or her drivers’ license or military, tax or state identification number, and who did not accept TJX’s prior credit monitoring and insurance offer, for any unreimbursed loss of more than $60.00 resulting from identity theft from the Intrusion (other than credit/debit card charges) that occurred during the period from January 17, 2007 through the date 40 days after credit monitoring and identity theft insurance is first offered generally pursuant to the Settlement Agreement. If the total of such claims exceeds $1 million, such claims will be prorated.
     4. TJX will provide vouchers for use at TJX stores to customers who show that they (i) made a purchase with a credit card, debit card or check at a TJX store located in the United States, Canada or Puerto Rico (excluding Bob’s Stores) during the period from December 31, 2002 through September 2, 2003 or the period from May 15, 2006 through December 18, 2006, and (ii) incurred more than de minimis (i.e., $5.00), out-of-pocket costs and/or lost time (calculated at $10.00 per hour) between January 17, 2007 and June 30, 2007, as a result of the Intrusion as alleged in the Complaint (other than reimbursed driver’s license replacement costs). Such customers who submit valid self-certifications will receive $30.00 vouchers. If the total of such claims exceeds $7 million, the dollar amount of each voucher will be proportionately reduced. Each such customer who instead submits reasonable specified documentation will receive a $30.00 voucher, and if such documentation shows $5.00 or more in actual, out-of pocket costs and a total of out-of-pocket costs together with lost time (calculated at $10.00 per hour) of more than $30.00, will receive a second $30.00 voucher. The vouchers will be usable at TJX stores located in the United States or Puerto Rico (other than Bob’s Stores) for customers with addresses in those locations and in TJX stores located in Canada for customers with addresses in Canada.
     5. TJX will hold a future, company-wide, one-time special event in which prices on all merchandise in all TJX stores, system-wide, in the United States, Canada, and Puerto Rico (excluding Bob’s Stores) will be reduced by 15% for three consecutive days in January, February or July, which will be in addition to all other discounts (other than employee discounts), if any, and will be available to all customers making purchases on those days. TJX will notify customers of this future one-time special event by advertising close in time prior to its commencement. This special event is not expected to be held until 2008 at the earliest.
     6. TJX will provide an ombudsman to be available at a toll-free number to respond to questions from customers relating to the Intrusion through January 19, 2008. TJX will provide a link on its website to the website of the Federal Trade Commission regarding credit or identity theft through January 19, 2008.
     7. An independent expert retained by the plaintiffs will evaluate a written report of actions taken or planned to be taken by TJX subsequent to TJX’s discovery of the Intrusion in order to enhance the security of TJX’s computer system, and plaintiff’s independent expert will advise whether such actions are, in the judgment of plaintiff’s independent expert, a prudent and good faith attempt by TJX to minimize the likelihood of intrusions in the future. The Settlement Agreement is contingent on the acceptance by the plaintiffs’ counsel of the actions set forth in the report.
     8. Each of the parties to the Settlement Agreement will enter into mutual releases of the other parties relating to the Action, except that class members who are not Unreceipted Return Customers and who have given their social security numbers, whether by driver’s license or any other means, to TJX will not waive any claim that they may have regarding identity theft from the Intrusion (other than credit/debit card charges) if brought within three years from the execution of the Settlement Agreement, which claim, if any, may be made only as an individual (and not a class) claim.
     9. TJX will pay, subject to Court approval, the attorneys’ fees, costs and expenses of the attorneys for the plaintiffs in the Action as set forth in the Settlement Agreement.
     The estimated costs associated with the Settlement Agreement were reflected as part of the accrual recorded by TJX in the quarter ended July 28, 2007 reported in TJX’s Quarterly Report on Form 10-Q for such period and the anticipated future non-cash charges reported therein.
     The parties to the Settlement Agreement have agreed to cooperate to obtain Court approval of the Settlement Agreement.
     The description of the Settlement Agreement set forth above is qualified in its entirety by reference to the actual terms of the Settlement Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 10.1	Settlement Agreement between ACohen Marketing & Public Relations, LLC, Julie

Buckley, Anne Cohen, LaQuita Kearney, Laura Lerner, Robert Mann, Jitka Parmet, Deborah Wilson, Kathleen Robinson, Shannon Kidd, and Mary Robb Farley, individually and on behalf of the Settlement Class, The TJX Companies, Inc. and Fifth Third Bancorp dated September 21, 2007.

Exhibit 99.1	Press Release of The TJX Companies, Inc. dated September 21, 2007 with respect to the Settlement Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Donald G. Campbell

Donald G. Campbell
Vice Chairman
Dated: September 21, 2007

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 10.1	Settlement Agreement between ACohen Marketing & Public Relations, LLC, Julie Buckley, Anne Cohen, LaQuita Kearney, Laura Lerner, Robert Mann, Jitka Parmet, Deborah Wilson, Kathleen Robinson, Shannon Kidd, and Mary Robb Farley, individually and on behalf of the Settlement Class, The TJX Companies, Inc. and Fifth Third Bancorp dated September 21, 2007.

Exhibit 99.1	Press Release of The TJX Companies, Inc. dated September 21, 2007 with respect to the Settlement Agreement.